UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2021, Take-Two Interactive Software, Inc. (the “Company”) entered into an Agreement (the “Purchase Agreement”) with Nordeus Holding Limited (the “Seller”) and the guarantors named therein (the “Guarantors”), pursuant to which the Company acquired on such date 94.5% of the outstanding equity interests in Nordeus Limited, a private limited company duly organized and existing under the laws of Ireland (“Nordeus”), for initial upfront consideration of approximately $120.5 million in cash (which amount represents the figure of $135 million less the option purchase price described below and then adjusted for customary closing date purchase price adjustments for cash and debt) and 515,181 unregistered shares (the “Closing Consideration Shares”) of common stock of the Company, par value $0.01 per share (the “Parent Common Stock”), calculated by dividing $90 million by the weighted average closing price per share of the Parent Common Stock on the Nasdaq Global Select Market during the thirty trading day period ending on May 27, 2021, subject to a customary post-closing purchase price adjustment to be resolved entirely in cash. The Company has the option to purchase the remaining 5.5% of the outstanding equity interests of Nordeus for cash consideration of approximately $12.4 million.

Pursuant to the terms of the Purchase Agreement, the Seller is entitled to receive certain earn-out payments in cash, subject to and based upon the achievement of certain EBITDA performance targets, payable after each of the first and second 12-month periods beginning on the first day of the first new calendar month following the closing date. The maximum aggregate amount of the earn-out eligible to be paid under the Purchase Agreement is capped at $153 million.

The Closing Consideration Shares are subject to certain transfer restrictions set forth in the Purchase Agreement and may only be transferred (subject to customary exceptions) as follows: (i) an amount equal to 1/3 of the Closing Consideration Shares may be transferred from and after the closing date, (ii) an amount equal to 1/3 of the Closing Consideration Shares may be transferred from and after the date falling three months after the Completion Date and (iii) an amount equal to 1/3 of the Closing Consideration Shares may be transferred from and after the date falling six months after the closing date. The Company has agreed to register the resale of the Closing Consideration Shares pursuant to a registration statement on Form S-3, to be filed no later than June 8, 2021.

The Purchase Agreement contains customary representations and warranties as well as various covenants by the Company, the Seller and the Guarantors, including, among others, an agreement by the Seller and the Guarantors not to solicit Nordeus’ and its subsidiaries’ employees and a non-competition agreement by the Seller and the Guarantors, in each case subject to certain limitations and exceptions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2021, and incorporated by reference herein. Upon its filing, the Purchase Agreement provides investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Nordeus or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties of the Company, on the one hand, and the Seller and the Guarantors, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, on the one hand, and the Seller and the Guarantors, on the other hand. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts or condition of the Company, Nordeus or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01 Regulation FD Disclosure.

On June 2, 2021, the Company issued a press release announcing the entry into the Purchase Agreement, as described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.  The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated June 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew Breitman
	Name:	Matthew Breitman
	Title:	Senior Vice President, General Counsel Americas & Corporate Secretary

Date: June 2, 2021